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                                                              EXHIBIT NO. 99.10

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information of MFS(R) Global Total Return Fund, MFS(R) Global Equity Fund and MFS(R) Utilities Fund, each a series of MFS Series Trust VI, each of which is incorporated by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 33-34502 on Form N-1A. We also consent to the incorporation by reference, in such Statements of Additional Information, of our reports, dated December 6, 2002, on the financial statements and financial highlights of MFS(R) Global Total Return Fund, MFS(R) Global Equity Fund and MFS(R) Utilities Fund, each a series of MFS Series Trust VI, included in each fund's 2002 Annual Report to Shareholders.



ERNST & YOUNG LLP
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Ernst & Young LLP

Boston, Massachusetts
October 27, 2003